CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CynergisTek, Inc. (the "Company") of our report dated March 30, 2020, relating to our audits of the Company's consolidated financial statements as of December 31, 2019 and 2018, and for each of the years ended December 31, 2019 and 2018, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ HASKELL & WHITE LLP

Irvine, California

June 26, 2020